UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. __)

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Hudson Technologies, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 HUDSON TECHNOLOGIES, INC.

P.O. Box 1541, One Blue Hill Plaza

Pearl River, New York 10965

July , 2015

Dear Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders which will be held on Wednesday, August 26, 2015 at 10:00 A.M., local time at the Pearl River Hilton, 500 Veterans Memorial Highway, Pearl River, New York 10965. The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please inform our Transfer Agent, Continental Stock Transfer & Trust Company, at 17 Battery Place, New York, New York 10004, in writing, of the correct address.

Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.

Cordially,

Kevin J. Zugibe, P.E.
Chairman of the Board and
Chief Executive Officer

HUDSON TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 26, 2015

To the Shareholders of HUDSON TECHNOLOGIES, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hudson Technologies, Inc. (the “Company”) will be held on Wednesday, August 26, 2015 at 10:00 A.M., local time at the Pearl River Hilton, 500 Veterans Memorial Highway, Pearl River, New York 10965 for the following purposes:

1.          Election of three directors to serve until the Annual Meeting of Shareholders to be held in 2017;

2.          Approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares;

3.          Advisory vote to approve named executive officer compensation;

4.          Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015; and

5.          Transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only shareholders of record at the close of business on July 7, 2015 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors

Stephen P. Mandracchia
Secretary
July , 2015

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

PROXY STATEMENT

HUDSON TECHNOLOGIES, INC.

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 26, 2015

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Hudson Technologies, Inc. (the "Company", “Hudson”, “we” or “our”) for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, August 26, 2015, and including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

Management intends to mail this proxy statement and the accompanying form of proxy to shareholders on or about July , 2015.

Proxies in the accompanying form, duly executed, returned and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

The address and telephone number of the principal executive offices of the Company is:

P.O. Box 1541, One Blue Hill Plaza

Pearl River, New York 10965

Telephone No.: (845) 735-6000

OUTSTANDING STOCK AND VOTING RIGHTS

Only shareholders of record at the close of business on July 7, 2015 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 32,621,044 shares of the Company's common stock, par value $.01 per share ("Common Stock"), the only class of voting securities of the Company. Each share of Common Stock entitles the holder thereof to one vote on each matter submitted to a vote at the Annual Meeting.

VOTING PROCEDURES

Directors will be elected by a plurality of the votes cast by the holders of Common Stock in person or represented by proxy at the Annual Meeting, provided a quorum is present at the meeting. Therefore, the nominees receiving the greatest number of votes cast at the meeting will be elected as directors of the Company. The approval of Proposal 2 requires the affirmative vote of a majority of shares of Common Stock outstanding as of the Record Date. Proposals 3 and 4 will be decided by the majority of the votes cast by the holders of the Common Stock in person or represented by proxy at the Annual Meeting, provided a quorum is present at the meeting. A quorum will be present at the Annual Meeting if the holders of a majority of the outstanding shares of Common Stock as of the Record Date are present in person or represented by proxy. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of Continental Stock Transfer & Trust Company, the Company's transfer agent.

In accordance with applicable law, abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. Based upon the requirements of the law of the State of New York and the Certificate of Incorporation and By-laws, as amended (the "By-laws"), of the Company, "votes cast" at a meeting of shareholders by the holders of shares entitled to vote are determinative of the outcome of each matter to be voted on, except as otherwise specified. Failures to vote, broker non-votes and abstentions will not be considered "votes cast."

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Proxies will be voted in accordance with the instructions thereon. If no instructions are given, the proxies will be voted “for” the director nominees and “for” the other proposals set forth herein and in the discretion of the indicated proxies upon such other business as may properly come before the meeting. Proxies may be revoked as noted above.

PROPOSAL 1

ELECTION OF THREE DIRECTORS TO THE BOARD OF DIRECTORS

The Company's By-laws currently provide that the Board is divided into two classes, with each class to have a term of two years (the term of each class expiring in alternating years) and is to consist, as nearly as possible, of one-half of the number of directors constituting the entire Board. The By-laws provide that the number of directors shall be fixed by the Board but in any event, shall be no less than five (5) (subject to decrease by a resolution adopted by the shareholders). The Board currently consists of seven (7) directors.

At the Annual Meeting a class of three directors will be elected to a two-year term expiring at the Annual Meeting of Shareholders to be held in 2017. Messrs. Vincent P. Abbatecola, Brian F. Coleman and Otto C. Morch are the nominees for a two-year term expiring at the Annual Meeting of the Shareholders to be held in 2017.

Messrs. Dominic J. Monetta, Richard Parrillo, Eric A. Prouty and Kevin J. Zugibe will not stand for election at the Annual Meeting because their respective terms expire at the Annual Meeting of Shareholders to be held in 2016.

Proxies will be voted for the nominees named below, unless authority is withheld. Should any nominee not be available for election, proxies will be voted for such substitute nominee as may be designated by the Board. Each of the nominees has indicated to the Board that he will be available and is willing to serve.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES SPECIFIED BELOW.

The following is information with respect to the nominees for election as directors at the Annual Meeting that each nominee for director has given us about his age, all positions he holds, his principal occupation and his business experience for at least the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to service to the Company and our Board.

Name	Age	Position

Vincent P. Abbatecola	69	Director

Brian F. Coleman	53	Director, President and Chief Operating Officer

Otto C. Morch	81	Director

Vincent P. Abbatecola has been a Director of the Company since June 1994. Mr. Abbatecola is President of Abbey Ice & Spring Water, Spring Valley, New York, where he has been employed since May 1971. He was formerly the Chairman of the International Packaged Ice Association and a trustee of Nyack Hospital. Mr. Abbatecola serves on the Rockland Board of Governors, the United Hospice of Rockland Board and the St. Thomas Aquinas College President’s Council. We believe that Mr. Abbatecola’s qualifications to sit on our Board include his business experience obtained as President, and formerly as Vice President, of Abbey Ice and Spring Water, and his 21 years of experience in the air conditioning and refrigeration industry by virtue of his service on our Board including as Chairman of the Company’s Audit Committee for 19 years.

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Brian F. Coleman has been a Director of the Company since December 2007, and President and Chief Operating Officer of the Company since August 21, 2001 and served as Chief Financial Officer of the Company from May 1997 until December 2002. From June 1987 to May 1997, Mr. Coleman was employed by, and from July 1995, was a partner with BDO USA, LLP, the Company's independent registered public accounting firm. We believe Mr. Coleman’s qualifications to sit on our Board include his prior financial and accounting experience obtained as a partner with BDO USA, LLP, and his 18 years of experience in the air conditioning and refrigeration industry including as our President and Chief Operating Officer for the past 14 years.

Otto C. Morch has been a Director of the Company since March 1996. Mr. Morch was a Senior Vice President of Commercial Banking at Provident Savings Bank, F.A. for more than five years until his retirement in December 1997. We believe that Mr. Morch’s qualifications to sit on our Board include his financial and other experience obtained as a Senior Vice President at Provident Savings Bank, F.A., his 19 years of experience in the air conditioning and refrigeration industry by virtue of his service on our Board including his membership on the Company’s Audit Committee for 19 years.

The following is information with respect to the directors whose terms of office expire at the Annual Meeting of Shareholders to be held in the year 2016:

Name	Age	Position

Dominic J. Monetta	73	Director

Richard Parrillo	62	Director

Eric A. Prouty	45	Director

Kevin J. Zugibe	51	Director, Chairman and Chief Executive Officer

Dominic J. Monetta, DPA has been a Director of the Company since April 1996. Dr. Monetta has, since August 1993, been the President of Resource Alternatives, Inc., a corporate development firm concentrating on resolving technically oriented managerial issues facing chief executive officers and their senior executives. From December 1991 to May 1993, Dr. Monetta served as the Director of Defense Research and Engineering for Research and Advanced Technology, United States Department of Defense. From June 1989 to December 1991, Dr. Monetta served as the Director of the Office of New Production Reactors, United States Department of Energy. Dr. Monetta’s qualifications to sit on our Board include his chemical engineering and other management experience obtained as a senior executive for the US Departments of Energy and Defense. Dr. Monetta has 17 years of experience in the air conditioning and refrigeration industry by virtue of his service on our Board and his experience also includes his membership on the Company’s Audit Committee for the last 6 years and Occupational, Safety and Environmental Protection Committee for the last 12 years.

Richard Parrillo has, since 2007 been the Managing Member and principal of Tank Wash USA, LLC, an industrial tank cleaning and inspection company serving the petro-chemical, refrigeration and related services industries. Between 2000 and 2007, Mr. Parrillo was the Managing Member of Brite Clean, LLC. Between 1999 and 2007, Mr. Parrillo was the Managing Member of Matlack Leasing Corporation, and he served as Vice President of Matlack Leasing Corporation, a subsidiary of Matlack Systems, Inc. and predecessor of Matlack Leasing LLC, from 1995 to 1999. From 1990 to 1995, Mr. Parrillo served as North American Sales Manager for Eurotainer USA, Inc. Mr. Parrillo also served as Sales/Operations Manager for SSM Coal North America, Inc, from 1984 to 1990, and worked at the Rentco Division of Fruehauf Corp, from 1979 to 1984, serving as District Manager from 1979 to 1983 and as Eastern Regional Manager from 1982 to 1984. Between 1976 and 1979 Mr. Parrillo served as a Branch Manager for Transamerica Transportation Services. We believe that Mr. Parrillo’s qualifications to sit on the board include his more than 26 years of business experience in the petrochemical and related service industries, both domestically and internationally, as well as his experience in the areas of mergers, acquisitions, management and sales, having negotiated, acquired and managed 13 related companies over the past 26 years.

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Eric A. Prouty has, since January 2012, been an independent consultant providing business development consulting services and has provided such services to Hudson at various times since May 2012.   Mr. Prouty has more than 21 years’ experience as an equity research analyst in the asset management and investment banking industry and was one of the first analysts on Wall Street to focus exclusively on companies in the clean tech/sustainability market.  From March 2006 through November 2011, Mr. Prouty served as an equity research analyst for Canaccord Genuity, formerly known as Canaccord Adams, a global investment banking firm.  Between February 2001 and March 2006 Mr. Prouty served as an equity research analyst for Adams Harkness.  While at Adams Harkness (predecessor to Canaccord Genuity) Mr. Prouty served on the firm’s Board of Directors from 2004 until the sale of the company to Canaccord in early 2006.  Mr. Prouty also served as Director of Research from 2004 until 2007 managing a 40 person research department.  Between March 2000 and February 2001, Mr. Prouty served as an equity research analyst for the investment banking firm of Robertson Stephens. From November 1996 through March 2000, Mr. Prouty served as an equity research analyst for the investment banking firm of First Albany.  Between June 1992 and November 1996, Mr. Prouty served as an equity research associate at State Street Research and Management. We believe that Mr. Prouty’s qualifications to sit on the board include his more than 21 years of experience as an equity research analyst in the investment banking field.

Kevin J. Zugibe, P.E., a founder of the Company, has been Chairman of the Board and Chief Executive Officer of the Company since its inception in 1991. From May 1987 to May 1994, Mr. Zugibe was employed as a power engineer with Orange and Rockland Utilities, Inc., a major public utility, where he was responsible for all HVAC applications. Mr. Zugibe is a licensed professional engineer, and from December 1990 to May 1994, he was a member of Kevin J. Zugibe & Associates, a professional engineering firm. We believe Mr. Zugibe’s qualifications to sit on our Board include his 27 years of experience in the air conditioning and refrigeration industry including as our founder, our Chairman and Chief Executive Officer for 24 years. Mr. Zugibe is the brother-in-law of Stephen P. Mandracchia.

The Board has determined that each of Messrs. Abbatecola, Monetta, Morch and Parrillo is an “independent director” within the meaning of applicable NASDAQ Listing Rules.

Board Meetings

A total of 10 meetings of the Board were held during the fiscal year ended December 31, 2014 (“Fiscal 2014”). During Fiscal 2014, no director, during his Board service, attended fewer than 75 percent of the aggregate number of (i) the Board meetings that were held, and (ii) the meetings held by the committees of the Board on which he served.

Committees of the Board of Directors

The Board has established a Compensation Committee, which is responsible for, among other things, assisting the Board in overseeing our executive compensation strategy and reviewing and approving the compensation of our executive officers and for the administration of the Company's employee benefit plans. The Compensation Committee is also responsible for reviewing and approving the compensation of the Company’s directors. The executive officers do not determine executive or director compensation, but provide information and recommendations to the Compensation Committee upon its request. In 2014, the Compensation Committee engaged BDO USA, LLP to provide advice or recommendations on the amount and/or form of executive and director compensation for Fiscal 2015, and in doing so, to develop compensation benchmarks for executive officers, certain key employees and the Board, and to provide an overview of incentive vehicles for consideration by the Company. In 2014, BDO USA, LLP also rendered additional services to the Company for the audits and reviews of the Company’s financial statements, for assurance and services reasonably related to the audits and reviews of the Company’s financial statements, and for tax advice. The fees billed by BDO USA, LLP related to compensation consulting services rendered in 2014 were $5,000, and the aggregate billed for such additional services rendered in 2014 was $333,000, which amounts were approved by the Board. The decision to engage BDO USA, LLP was made by the Board in part based upon the recommendation of management. The Compensation Committee determined that the compensation consulting services to be provided by BDO USA, LLC were unrelated to, and are being provided by personnel that are in no way involved with, the performance of such additional services and that there is no conflict with regard to the additional services. The members of the Compensation Committee are Messrs. Abbatecola, Monetta, Morch and Parrillo. The Compensation Committee held 4 meetings during Fiscal 2014. In June 2013, the Board adopted the Hudson Technologies, Inc. Compensation Committee Charter (the “Compensation Committee Charter”). A copy of the Compensation Committee Charter was filed as Appendix A to our proxy statement filed July 29, 2013. The Compensation Committee Charter is not available on the Company’s website.

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The Board also has an Audit Committee which supervises the audit and financial procedures of the Company and is responsible for the selection of the Company’s independent registered public accountants. The members of the Audit Committee are Messrs. Abbatecola, Morch, Monetta and Parrillo. The Board has determined that each member of the Audit Committee is an “independent director” within the meaning of the applicable NASDAQ Listing Rules and applicable Securities and Exchange Commission (“SEC”) rules under the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee does not have a member who qualifies as an “audit committee financial expert” under the federal securities laws. The members of the Audit Committee have each been active in the business community and have broad and diverse backgrounds, and financial experience. Two of the current members have served on the Company’s Audit Committee and have overseen the financial review by the Company’s independent auditors for more than 13 years. The Company believes that the current members of the Audit Committee are able to fully and faithfully perform the functions of the Audit Committee and that the Company does not need to install an “audit committee financial expert” on the Audit Committee. The Audit Committee held 5 meetings during Fiscal 2014. A copy of the Audit Committee charter was filed as Appendix B to our proxy statement filed July 29, 2013. The Audit Committee charter is not available on the Company’s website.

The Board also has an Executive Committee which is authorized to exercise the powers of the Board in the general supervision and control of the business affairs of the Company during the intervals between meetings of the Board. The members of the Executive Committee are Messrs. Abbatecola, Morch, Prouty and Zugibe.

The Board also has an Occupational, Safety and Environmental Protection Committee, which is responsible for satisfying the Board that the Company's Environmental, Health and Safety policies, plans and procedures are adequate. The members of the Occupational, Safety and Environmental Protection Committee are Messrs. Monetta and Zugibe.

The Board has a Nominating Committee whose members consist of Messrs. Abbatecola, Monetta and Zugibe, and which was responsible for recommending to the independent directors the nominees for election to the Board at the annual meeting of the shareholders. In accordance with applicable NASDAQ Listing Rules, the nominees for director at the Annual Meeting named above were selected as nominees to the Board by vote of a majority of the independent directors. When reviewing candidates to our Board, the Nominating Committee and the independent members of the Board consider the evolving needs of the Board and seek candidates that fill any current or anticipated future needs. The Nominating Committee and the independent Board members also believe that all directors should possess the attributes described below in the last paragraph under the caption “Consideration of Director Nominees Recommended by Shareholders.” While neither the Nominating Committee nor the Board has a formal policy with respect to diversity, the Nominating Committee and the Board believe that it is important that the Board members represent diverse viewpoints. In considering candidates for the Board, the Nominating Committee and the independent members of the Board consider the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered. The Nominating Committee does not have a charter.

Shareholder nominations for directors of the Company will be considered by the independent directors subject to the shareholder complying with the procedures described below. The Nominating Committee held one meeting during Fiscal 2014. The Nominating Committee does not have a charter.

Board Leadership Structure

The Board believes our current leadership structure, where our Chief Executive Officer also serves as our Chairman of the Board, provides us with the most effective leadership model by enhancing the Chairman and Chief Executive Officer’s ability to provide insight and direction of business strategies and plans to both the Board and our management. The Board believes that a single person, acting in the capacities of Chairman and Chief Executive Officer, provides us with unified leadership and focus and that our business strategies are best served if the Chairman is also a member of our management team. We do not have a lead independent director; however, our Audit Committee and our Compensation Committee are comprised solely of independent directors and our Nominating Committee is comprised of a majority of independent directors. We believe the composition of these three Board committees, the fact that our independent directors determine Board nominees and the compensation of our executive officers, as well as the practice of our independent directors to meet in executive session without our Chief Executive Officer and the other members of our management present, help ensure that our Board maintains a level of independent oversight of management that is appropriate for our Company.

Risk Management

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks and potential conflicts of interest with related parties. The Nominating Committee manages risks associated with the independence of the Board. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports, or otherwise, about such risks.

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Audit Committee Report

In December 2014, the Audit Committee met with management to review and discuss the audit and the procedures and timing of the audit. In February 2015, the Audit Committee met with management to review and discuss the audited financial statements. The Audit Committee also discussed with the Company’s independent auditors, BDO USA, LLP the matters required to be discussed by Public Accounting Oversight Board Standard No. 16. The Audit Committee has received the written disclosures and confirming letter from BDO USA, LLP required by the applicable requirements of the Public Accounting Oversight Board regarding its independence and has discussed with BDO USA, LLP its independence from the Company. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

The Audit Committee-

Vincent Abbatecola, Otto Morch, Dominic Monetta and Richard Parrillo.

Code of Conduct and Ethics

The Company has adopted a written code of conduct and ethics that applies to all directors, and employees, including the Company's principal executive officer, principal financial officer, principal accounting officer or controller and any persons performing similar functions. The Company will provide a copy of its code of conduct and ethics to any person without charge upon written request addressed to Hudson Technologies, Inc., P.O. Box 1541, One Blue Hill Plaza, Pearl River, New York 10965, Attention: Stephen P. Mandracchia.

Executive Officers

In addition to Kevin J. Zugibe and Brian Coleman, Messrs. James R. Buscemi, Charles F. Harkins, Jr. and Stephen P. Mandracchia serve as executive officers of the Company. Executive officers are elected annually and serve at the pleasure of the Board. The following is information with respect to such executive officers:

James R. Buscemi, age 62, has been Chief Financial Officer of the Company since December 2002 and prior to that time served as Corporate Controller since joining the Company in 1998. Prior to joining the Company, Mr. Buscemi held various financial positions within Avnet, Inc, including Chief Financial Officer of Avnet's electric motors and component part subsidiary, Brownell Electro, Inc.

Charles F. Harkins, Jr., age 53, has been Vice President of Sales of the Company since December 2003. Mr. Harkins has served in a variety of capacities since joining the Company in 1992. Prior to joining the Company, Mr. Harkins served in the U.S. Army for 13 years attaining the rank of Staff Sergeant; he is a graduate of the U.S. Army Engineering School and the U.S. Army Chemical School.

Stephen P. Mandracchia, age 55, a founder of the Company, has been Vice President Legal and Regulatory of the Company since August 2003 and has been Secretary of the Company since 1995. Mr. Mandracchia has served in a variety of capacities with the Company since 1993. Mr. Mandracchia was a member of the law firm of Martin, Vandewalle, Donohue, Mandracchia & McGahan in Great Neck, New York until 1995 (having been associated with such firm since 1983). Mr. Mandracchia is the brother-in-law of Mr. Zugibe.

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COMMUNICATIONS WITH THE BOARD

The Board has established a process for shareholders to send communications to the Board. Shareholders may communicate with the Board individually or as a group by writing to: The Board of Directors of Hudson Technologies, Inc. c/o Corporate Secretary, P.O. Box 1541, One Blue Hill Plaza, Pearl River, NY 10965. Shareholders should identify their communication as being from a shareholder of the Company. The Corporate Secretary may require reasonable evidence that the communication or other submission is made by a shareholder of the Company before transmitting the communication to the Board.

BOARD ATTENDANCE AT ANNUAL SHAREHOLDER MEETINGS

We have a policy that strongly encourages directors to attend our Annual Meeting of Shareholders. All of our directors and director nominees attended last year’s Annual Meeting of Shareholders.

CONSIDERATION OF DIRECTOR NOMINEES RECOMMENDED BY SHAREHOLDERS

Shareholders of Hudson wishing to recommend director candidates to the Board must submit their recommendations in writing to the Chairman of the Board, c/o Corporate Secretary, Hudson Technologies, Inc., P.O. Box 1541, One Blue Hill Plaza, Pearl River, NY 10965.

The independent directors of the Board will consider nominees recommended by Hudson’s shareholders provided that the recommendation contains sufficient information for the independent directors to assess the suitability of the candidate, including the candidate’s qualifications. Candidates recommended by shareholders that comply with these procedures will be considered either solely by Hudson’s independent directors, or by a nominating committee of the Board that is comprised solely of Hudson’s independent directors, if such committee exists at the time. The recommendations must also state the name of the shareholder who is submitting the recommendation. In addition, it must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under applicable NASDAQ Listing Rules. Each nomination is also required to set forth: (i) a representation that the shareholder making the nomination is a holder of record of capital stock of Hudson entitled to vote at such meeting; (ii) a representation as to the beneficial interest of the shareholder making the nomination including, without limitation, any derivative securities holdings, short interests, hedges and any agreements that increase or decrease such shareholder’s voting power; (iii) all stock ownership information with respect to any shareholder or shareholder group with whom the shareholder making the nomination is associated, whether or not such persons constitute a filing group for purposes of Schedule 13D; (iv) whether the shareholder making the nomination intends individually or as part of a group, to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Hudson’s outstanding capital stock required to approve or adopt the proposal, and/or to otherwise solicit proxies in support of such proposal; (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (vi) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Board; and (vii) the consent of each nominee to serve as a director of Hudson if so elected. A nomination which does not comply with the above requirements or that is not received by the deadline referred to below will not be considered. All shareholder recommendations will be reviewed in the same manner as other potential candidates for board membership.

The qualities and skills sought in prospective members of the Board are determined by the Board. The Board generally requires that director candidates be qualified individuals who, if added to the Board, would provide the mix of director characteristics, experience, perspectives and skills appropriate for Hudson. Criteria to be considered for selection of candidates will include, but not be limited to: (i) business and financial acumen, as determined by the Board in its discretion, (ii) qualities reflecting a proven record of accomplishment and ability to work with others, (iii) knowledge of Hudson’s industry, (iv) relevant experience and knowledge of corporate governance practices, and (v) expertise in an area relevant to Hudson. Such persons should not have commitments that would materially conflict with the time commitments of a Director of Hudson.

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DEADLINE AND PROCEDURES FOR SUBMITTING BOARD NOMINATIONS

A shareholder wishing to nominate a candidate for election to the Board at the Annual Meeting of Shareholders to be held in 2016, which we currently anticipate will be held in or about August 2016, is required to give written notice containing the required information specified above addressed to the Independent Directors of the Board, c/o Secretary of the Company, Hudson Technologies, Inc., P.O. Box 1541, One Blue Hill Plaza, Pearl River, NY 10965, of his or her intention to make such a nomination. The notice of nomination and other required information must be received by the Company’s Secretary no earlier than April 28, 2016 and no later than May 27, 2016. In the event that the Annual Meeting of Shareholders to be held in 2016 is held either before July 27, 2016 or after October 25, 2016, then the notice of nomination and other required information must be received by the Company’s Secretary no later than 90 days prior to the date of such meeting or, within 10 days following the first public pronouncement of the date of such annual meeting if such public announcement is made less than 100 days prior to the date of such meeting.

In addition, to be timely, a shareholder’s notice must be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice will be true and correct as of the record date for the 2016 Annual Meeting and as of the date that is 10 business days prior to such meeting or any adjournment or postponement thereof, and such update and supplement must be delivered to, or mailed and received by, the Chairman of the Board of Directors at the principal executive offices of the Company not later than 5 business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than 8 business days prior to the date for the meeting, or if the meeting is adjourned or postponed, on the first practicable date after any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on Hudson’s review of copies of such forms received by Hudson, and on representations made to us, we believe that during the year ended December 31, 2014, all filing requirements applicable to all officers, directors and greater than 10% beneficial shareholders were timely complied with.

PROPOSAL 2

APPROVAL OF AN AMENDMENT
TO THE COMPANY’S CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
COMMON STOCK FROM 50,000,000 SHARES TO 100,000,000 SHARES

The Board of Directors has adopted a resolution unanimously approving and recommending to the Company’s shareholders, for their approval, the authorization for the Board, in its discretion, to amend the Certificate of Incorporation of the Company, substantially in the form of Exhibit A attached hereto, to provide for an increase in the authorized number of shares of Common Stock of the Company from 50,000,000 shares to 100,000,000 shares.

As of the Record Date there were 32,621,044 shares of the Company’s Common Stock issued and outstanding and options, warrants and other convertible securities outstanding (whether or not currently exercisable), to acquire approximately 4,216,787 shares of Common Stock. In addition there are currently 4,399,950 unissued shares reserved for options available for future grant under the Company’s 2008 and 2014 Stock Incentive Plans.

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The Company has sufficient authorized shares to cover the shares reserved for issuance in the event of the exercise and/or conversion, as the case may be, of currently outstanding options and warrants as well as for options available for future grant under the Company’s stock option plans. The Company, however, believes that increasing the authorized number of shares of Common Stock is necessary and desirable to provide us with additional flexibility to, among other things, issue additional equity and equity-linked securities in the future, if required to fund our capital needs and corporate growth, for corporate mergers and acquisitions, and for stock splits and stock dividends. The Company currently has no plans, arrangements or understandings regarding future issuances of Common Stock except in connection with the Company’s stock incentive plans and currently outstanding warrants.

Once authorized, the additional shares of Common Stock may be issued with approval of the Board of Directors but without further approval of the shareholders unless shareholder approval is required by applicable law, rule or regulation. Accordingly, this solicitation may be the only opportunity for the Company’s shareholders to approve certain financings, acquisitions, benefit plans, recapitalizations and other corporate transaction to be undertaken by the Company.

Required Vote

To be approved by the shareholders, this Proposal 2 requires the affirmative vote of a majority of shares of common stock outstanding as of the Record Date.

Recommendation

The Board of Directors believes that it is in the best interests of the Company that the shareholders authorize the Board of Directors, in their discretion, to amend the Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 2 TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 SHARES TO 100,000,000 SHARES.

EXECUTIVE COMPENSATION

The following table discloses, for the years indicated, the compensation for our Chief Executive Officer and for our two most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of the year ended December 31, 2014 and whose total compensation during the year ended December 31, 2014 exceeded $100,000 (the “Named Executives”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Kevin J. Zugibe,	2014	$288,500	$0	$0	$189,556	$0	$0	$0	$478,056
Chairman, Chief	2013	$288,500	$0	$0	$0	$0	$0	$0	$288,500
Executive Officer (2)

Brian F. Coleman,	2014	$212,500	$0	$0	$136,000	$0	$0	$9,623	$358,123
President, Chief	2013	$212,500	$0	$0	$0	$0	$0	$9,623	$222,123
Operating Officer,
Director (2)

Charles F. Harkins,	2014	$191,000	$0	$0	$108,800	$0	$0	$8,371	$308,171
Jr., Vice President	2013	$191,000	$0	$0	$0	$0	$0	$8,371	$199,371
Sales

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(1) We utilize the grant date fair value in accordance with FASB ASC Topic 718 using the Black-Scholes method as described in Note 9 to the Notes to the Consolidated Financial Statements contained in our annual report on Form 10-K for the year ended December 31, 2014.

(2) Messrs. Coleman and Zugibe did not receive any compensation for services as a director during the years ended December 31, 2014 and 2013.

(3) Represents payments of annual premiums for long term care insurance purchased for the benefit of the executive officers and, where applicable, the executive officer’s spouse.

Narrative Disclosure to Summary Compensation Table

Employment, Termination, Change of Control and other Agreements

Kevin J. Zugibe. On October 10, 2006, we entered into an Amended and Restated Employment Agreement with Kevin J. Zugibe, which currently expires in October 2016 and is automatically renewable for successive two year terms unless either party gives notice of termination at least ninety days prior to the expiration date of the then current term. Pursuant to the agreement, as amended by the First Amendment to Restated Employment Agreement dated December 29, 2008, Mr. Zugibe is receiving an annual base salary of $288,500 with such increases and bonuses as our Board of Directors may determine. The agreement provides, in the event of Mr. Zugibe's disability, for the continuation of at least 75% of Mr. Zugibe's salary for up to one hundred twenty days after the commencement of his disability. Mr. Zugibe is also entitled to take up to four weeks of vacation, excluding paid holidays.

As part of the agreement, Mr. Zugibe has agreed to certain covenants and restrictions, which include an agreement that Mr. Zugibe will not compete with us in specified geographic areas for a period of twenty-four months after his termination for any reason. The agreement also provides that, in the event of his involuntary separation from Hudson without cause, or in the event of his voluntary separation for a good reason as enumerated in the agreement, Mr. Zugibe will receive severance payments, in the form of the continuation of his annual base salary and benefits for a period of twenty-four months, and a lump sum payment equivalent to the highest bonus paid to Mr. Zugibe in the three years prior to his termination, pro-rated to the date of his termination. We are the beneficiary of a “key-man” insurance policy on the life of Mr. Zugibe in the amount of $1,000,000.

Brian F. Coleman. On October 10, 2006, we entered into an agreement with Brian F. Coleman, pursuant to which, as amended, Mr. Coleman has agreed to certain covenants and restrictions, which include an agreement that Mr. Coleman will not compete with us in specified geographic areas for a period of eighteen months after his termination for any reason. The agreement provides, in the event of his disability, for the continuation of at least 75% of his salary for up to one hundred twenty days after the commencement of his disability. The agreement also provides that, in the event of his involuntary separation without cause, or in the event of his voluntary separation for a good reason as enumerated in the agreement, Mr. Coleman will receive severance payments, in the form of the continuation of his annual base salary and benefits for a period of eighteen months, and a lump sum payment equivalent to the highest bonus paid to him in the three years prior to his termination, pro-rated to the date of his termination.

Charles F. Harkins. On October 10, 2006, we entered into an agreement with Charles F. Harkins, pursuant to which, as amended, Mr. Harkins has agreed to certain covenants and restrictions, which include an agreement that Mr. Harkins will not compete with us in specified geographic areas for a period of eighteen months after his termination for any reason. The agreement provides, in the event of his disability, for the continuation of at least 75% of his salary for up to one hundred twenty days after the commencement of his disability. The agreement also provides that in the event of his involuntary separation without cause, or in the event of his voluntary separation for a good reason as enumerated in the agreement, Mr. Harkins will receive severance payments, in the form of the continuation of his annual base salary and benefits for a period of eighteen months, and a lump sum payment equivalent to the highest bonus paid to him in the three years prior to his termination, pro-rated to the date of his termination.

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Stock Option Grants or Stock Awards

The following table discloses the outstanding option awards held by the Named Executives as of December 31, 2014. There are no unexercisable options held by the Named Executives. No stock awards have been issued to the Named Executives.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date

Kevin J. Zugibe, Chairman, Chief Executive Officer
	18,750	$0.83	7/8/2015
	18,750	$2.15	9/30/2015
	123,750	$1.76	12/29/2015
	35,000	$1.40	3/31/2016
	9,300	$1.02	10/10/2016
	28,145	$3.55	10/1/2017
	251,855	$3.23	10/1/2017
	195,000	$0.85	11/20/2017
	78,000	$1.26	12/17/2019
Brian F. Coleman, President, Chief Operating Officer, Director
	12,500	$0.83	7/8/2015
	12,500	$2.15	9/30/2015
	82,500	$1.76	12/29/2015
	32,500	$1.40	3/31/2016
	8,100	$1.02	10/10/2016
	30,960	$3.23	10/1/2017
	169,040	$3.23	10/1/2017
	180,000	$0.85	11/20/2017
	75,000	$1.26	12/17/2019
Charles F. Harkins, Jr., Vice President Sales
	50,016	$1.76	12/29/2015
	23,125	$1.40	3/31/2016
	30,960	$3.23	10/1/2017
	129,040	$3.23	10/1/2017

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The following table provides information with respect to options exercised by the Named Executives during 2014.

OPTION EXERCISES DURING 2014

Name	Date of Grant of Exercised Options	Number of Shares purchased upon Exercise of Options	Date of Exercise	Exercise Price

Kevin J. Zugibe, Chairman,
Chief Executive Officer
	1/3/2005	93,750	12/12/2014	$1.02
	4/1/2006	18,750	12/12/2014	$0.87
Brian F. Coleman, President,
Chief Operating Officer, Director
	1/3/2005	62,500	12/22/2014	$1.02
	4/1/2006	12,500	12/22/2014	$0.87

Stock Option Plans

1997 Stock Option Plan

We adopted the 1997 Stock Option Plan (the “1997 Plan”) effective June 11, 1997 pursuant to which 2,000,000 shares of our common stock were reserved for issuance upon the exercise of options designated as either (i) ISOs under the Code, or (ii) nonqualified options. ISOs could be granted under the 1997 Plan to our employees and officers. Non-qualified options could be granted to consultants, directors (whether or not they are employees), our employees or officers. Stock appreciation rights could also be issued in tandem with stock options. Effective June 11, 2007 our ability to grant options under the 1997 Plan expired.

All options granted under the 1997 Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution. In general, upon termination of employment of an optionee, all options granted to such person that are not exercisable on the date of such termination immediately terminate, and any options that are exercisable terminate 90 days following termination of employment.

As of December 31, 2014, we had options to purchase 152,300 shares of our common stock outstanding under the 1997 Plan.

2004 Stock Incentive Plan

We have adopted the 2004 Stock Incentive Plan (the “2004 Plan”), pursuant to which 2,500,000 shares of our common stock were reserved for issuance upon the exercise of options, designated as either (i) ISOs, under the Code or (ii) non-qualified options, or for issuance upon the granting of restricted stock, deferred stock or other stock-based awards. ISOs could be granted under the 2004 Plan to employees and officers of Hudson. Non-qualified options, restricted stock, deferred stock or other stock-based awards could be granted to consultants, directors (whether or not they are employees), employees or officers of Hudson. Stock appreciation rights could also be issued in tandem with stock options.

The ability to grant options or other awards under the 2004 Plan expired on September 10, 2014.

Except as otherwise provided by the Committee with respect to non-qualified options, all options, restricted stock, deferred stock or other stock-based awards granted under the 2004 Plan are not transferable during a grantee’s lifetime but are transferable at death by will or by the laws of descent and distribution. In general, upon termination of employment of a grantee, all options, restricted stock, deferred stock or other stock-based awards granted to such person which are not exercisable on the date of such termination immediately terminate, and any options that are exercisable terminate 90 days following termination of employment.

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As of December 31, 2014, we had options outstanding to purchase 1,577,877 shares of our common stock under the 2004 Plan.

2008 Stock Incentive Plan

We have adopted the 2008 Stock Incentive Plan (the “2008 Plan”), pursuant to which 3,000,000 shares of our common stock are currently reserved for issuance upon the exercise of options, designated as either (i) ISOs, under the Code or (ii) non-qualified options, or for issuance upon the granting of restricted stock, deferred stock or other stock-based awards. ISOs may be granted under the 2008 Plan to employees and officers of Hudson. Non-qualified options, restricted stock, deferred stock or other stock-based awards may be granted to consultants, directors (whether or not they are employees), employees or officers of Hudson. Stock appreciation rights may also be issued in tandem with stock options.

The 2008 Plan is intended to qualify under Rule 16b-3 under the Exchange Act and is administered by our Compensation Committee of the Board of Directors. The Committee, within the limitations of the 2008 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the exercise price per share and the manner of exercise and the time, manner and form of payment upon exercise of an option. In the case of restricted stock, deferred stock or other stock-based awards, the Committee, within the limitations of the 2008 Plan, determines the persons to whom awards will be granted, the number of shares of stock subject to the award, and the restrictions on issuance and transfer of such shares. Unless the 2008 Plan is sooner terminated, the ability to grant options or other awards under the 2008 Plan will expire on June 19, 2018.

ISOs granted under the 2008 Plan may not be granted at a price less than the fair market value of our common stock on the date of grant (or 110% of fair market value in the case of ISO’s granted to a 10% shareholder). In the case of ISOs, the aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all of our stock option plans) may not exceed $100,000. Non-qualified options granted under the 2008 Plan may not be granted at a price less than the fair market value of our common stock. Options granted under the 2008 Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to a 10% shareholder). Except as otherwise provided by the Committee with respect to non-qualified options, all options, restricted stock, deferred stock or other stock-based awards granted under the 2008 Plan are not transferable during a grantee’s lifetime but are transferable at death by will or by the laws of descent and distribution. In general, upon termination of employment of a grantee, all options, restricted stock, deferred stock or other stock-based awards granted to such person which are not exercisable on the date of such termination immediately terminate, and any options that are exercisable terminate 90 days following termination of employment.

As of December 31, 2014, we had options outstanding to purchase 1,550,697 shares of common stock and 1,449,303 shares are reserved for future issuances under the 2008 Plan.

2014 Stock Incentive Plan

We have adopted the 2014 Stock Incentive Plan (the “2014 Plan”), pursuant to which 3,000,000 shares of our common stock are currently reserved for issuance upon the exercise of options, designated as either (i) ISOs, under the Code or (ii) non-qualified options, or for issuance upon the granting of restricted stock, deferred stock or other stock-based awards. ISOs may be granted under the 2014 Plan to employees and officers of Hudson. Non-qualified options, restricted stock, deferred stock or other stock-based awards may be granted to consultants, directors (whether or not they are employees), employees or officers of Hudson. Stock appreciation rights may also be issued in tandem with stock options.

The 2014 Plan is intended to qualify under Rule 16b-3 under the Exchange Act and is administered by our Compensation Committee of the Board of Directors. The Committee, within the limitations of the 2014 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the exercise price per share and the manner of exercise and the time, manner and form of payment upon exercise of an option. In the case of restricted stock, deferred stock or other stock-based awards, the Committee, within the limitations of the 2014 Plan, determines the persons to whom awards will be granted, the number of shares of stock subject to the award, and the restrictions on issuance and transfer of such shares. Unless the 2014 Plan is sooner terminated, the ability to grant options or other awards under the 2014 Plan will expire on September 17, 2024.

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ISOs granted under the 2014 Plan may not be granted at a price less than the fair market value of our common stock on the date of grant (or 110% of fair market value in the case of ISO’s granted to a 10% shareholder). In the case of ISOs, the aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all of our stock option plans) may not exceed $100,000. Non-qualified options granted under the 2014 Plan may not be granted at a price less than the fair market value of our common stock. Options granted under the 2014 Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to a 10% shareholder). Except as otherwise provided by the Committee with respect to non-qualified options, all options, restricted stock, deferred stock or other stock-based awards granted under the 2014 Plan are not transferable during a grantee’s lifetime but are transferable at death by will or by the laws of descent and distribution. In general, upon termination of employment of a grantee, all options, restricted stock, deferred stock or other stock-based awards granted to such person which are not exercisable on the date of such termination immediately terminate, and any options that are exercisable terminate 90 days following termination of employment.

As of December 31, 2014, no options have been issued under the 2014 Plan and 3,000,000 shares are reserved for future issuances under the 2014 Plan.

Director Compensation

Effective January 1, 2015 non-employee directors receive an annual fee of $40,000 per year, to be paid in a combination of cash and stock options, provided that no more than $30,000 will be paid in the form of cash. An additional $5,000 per year is paid to non-employee directors serving as the chairman of the Company’s Audit, Compensation and Occupational Safety and Environmental Protection Committees. Non-employee directors also receive reimbursement for out-of-pocket expenses incurred for attendance at meetings of the Board of Directors and Board committee meetings. In 2014 non-employee directors each received a total annual fee of $38,000 and reimbursement for out-of-pocket expenses incurred for attendance at meetings of the Board of Directors and Board committee meetings. The following table discloses the compensation of the non-employee directors who served as our directors during the year ended December 31, 2014.

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DIRECTOR COMPENSATION

Name	Fees earned or paid in cash	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation		Total

Vincent P. Abbatecola (2)	$18,000	$0	$20,000	$0	$0	$0		$38,000
Dominic J. Monetta (2)	$18,000	$0	$20,000	$0	$0	$0		$38,000
Otto C. Morch (2)	$18,000	$0	$20,000	$0	$0	$0		$38,000
Richard Parrillo (2)	$4,500	$0	$20,000	$0	$0	$0		$24,500
Eric A. Prouty (2)	$4,500	$0	$20,000	$0	$0	$95,000	(3)	$119,500

(1) We utilize the grant date fair value in accordance with FASB ASC Topic 718 using the Black-Scholes method as described in Note 9 to the Notes to the Consolidated Financial Statements contained in our annual report on Form 10-K for the year ended December 31, 2014.

(2) As of December 31, 2014, Mr. Abbatecola has options to purchase 187,999 shares of common stock outstanding, Mr. Morch has options to purchase 160,999 shares of common stock outstanding, Dr. Monetta has options to purchase 147,999 shares of common stock outstanding and Mr. Parrillo and Mr. Prouty each have options to purchase 26,600 shares of common stock outstanding.

(3) Consists of consulting fees paid to Mr. Prouty.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the Record Date based on information obtained from the persons named below, with respect to the beneficial ownership of our Common Stock by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, (ii) the Named Executive Officers, (iii) each of our directors and director nominees, and (iv) all of our directors and executive officers as a group:

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BENEFICIAL OWNERSHIP TABLE

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Kevin J. Zugibe	4,663,128	(2)	14.0%
Brian F. Coleman	995,250	(3)	3.0%
Charles F. Harkins	160,000	(4)	*
James R. Buscemi	391,470	(5)	1.2%
Stephen P. Mandracchia	1,843,661	(6)	5.6%
Vincent P. Abbatecola	217,085	(7)	*
Dominic J. Monetta	227,349	(8)	*
Otto C. Morch	164,402	(9)	*
Richard Parrillo	126,600	(10)	*
Eric A. Prouty	46,600	(10)	*
William Blair & Company, LLC	2,973,550	(13)	9.1%
Heartland Advisors, Inc.	2,500,000	(14)	7.7%
Becker Drapkin Management, LP.	2,436,141	(15)	7.3%
Perritt Capital Management, Inc.	1,685,150	(12)	5.2%
Marathon Capital Management	1,663,611	(11)	5.1%
All directors and executive officers as a group (Ten Persons)	8,835,545	(16)	25.1%

* = Less than 1%

______

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from July 7, 2015. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not held by any other person) and which are exercisable within 60 days from July 7, 2015 have been exercised. Unless otherwise noted, Hudson believes that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. The address for each beneficial owner, unless otherwise noted, is c/o Hudson Technologies, Inc. at: P.O. Box 1541, One Blue Hill Plaza, Pearl River, New York 10965.

(2) Includes (i) 123,750 shares which may be purchased at $1.76 per share; (ii) 35,000 shares which may be purchased at $1.40 per share; (iii) 9,300 shares which may be purchased at $1.02 per share; (iv) 195,000 shares that may be purchased at $0.85 per share; (v) 78,000 shares which may be purchased at $1.26 per share; (vi) 28,145 shares that may be purchased at $3.55 per share; and (vii) 251,855 shares that may be purchased at $3.23 per share, under immediately exercisable options.

(3) Includes (i) 70,000 shares which may be purchased at $1.76 per share; (ii) 32,500 shares which may be purchased at $1.40 per share; (iii) 8,100 shares which may be purchased at $1.02 per share; (iv) 180,000 shares which may be purchased at $0.85 per share; (v) 75,000 shares which may be purchased at $1.26 per share; and (vi) 200,000 shares that may be purchased at $3.23, under immediately exercisable options.

(4) Consists of 160,0000 shares that may be purchased at $3.23 per share under immediately exercisable options.

(5) Includes (i) 6,250 shares which may be purchased at $2.15 per share; (ii) 41,250 shares which may be purchased at $1.76 per share; (iii) 16,625 shares which may be purchased at $1.40 per share; (iv) 100,000 shares that may be purchased at $0.85 per share; (v) 48,000 shares which may be purchased at $1.26 per share; and (vi) 105,000 shares that may be purchased at $3.23 per share, under immediately exercisable options.

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(6) Includes (i) 1,112,661 shares held of record in the name of Mr. Mandracchia’s wife, Theresa Mandracchia, over which Mr. Mandracchia has sole voting power and shared dispositive power, and (ii) the following shares which may be purchased by Mr. Mandracchia upon the exercise of options previously granted to him: (a) 125,000 shares that may be purchased at $0.85 per share; (b) 58,000 shares which may be purchased at $1.26 per share; (c) 28,145 shares that may be purchased at $3.55; and (d) 76,855 shares which may be purchased at $3.23 per share, per share, under immediately exercisable options.

(7) Includes (i) 40,000 shares which may be purchased at $0.85 per share; (ii) 40,000 shares which may be purchased at $1.21 per share; (iii) 25,000 shares that may be purchased at $1.31 per share; (iv) 10,281 shares which may be purchased at $3.27 per share; (v) 21,118 shares which may be purchased at $1.88 per share; and (vi) 26,600 shares that may be purchased at $3.23 per share, under immediately exercisable options.

(8) Includes (i) 40,000 shares which may be purchased at $1.21 per share; (ii) 25,000 shares which may be purchased at $1.31 per share; (iii) 10,281 shares which may be purchased at $3.27 per share; (iv) 21,118 shares which may be purchased at $1.88 per share; and (v) 26,600 shares that may be purchased at $3.23 per share, under immediately exercisable options.

(9) Includes (ii) 40,000 shares which may be purchased at $1.21 per share; (ii) 25,000 shares which may be purchased at $1.31 per share; (iii) 10,281 shares which may be purchased at $3.27 per share; (iv) 21,118 shares which may be purchased at $1.88 per share; and (v) 26,600 shares that may be purchased at $3.23 per share, under immediately exercisable options.

(10) Includes 26,600 shares that may be purchased at $3.23 per share, under immediately exercisable options.

(11) Represents aggregate amount of beneficially owned common stock as reported in a Schedule 13G/A filed by Marathon Capital Management, LLC on February 10, 2015. The address of Marathon Capital Management, LLC is 4 North Park Drive, Suite 106, Hunt Valley, MD 21030.

(12) Represents aggregate amount of beneficially owned common stock as last reported in a Schedule 13G/A filed by Perritt Capital Management, Inc., Perritt MicroCap Opportunities Fund, Inc. and Perritt Funds, Inc. on February 13, 2015. The address of Perritt Capital Management, Inc. is 300 South Wacker Drive, Suite 2880, Chicago, Illinois 60606.

(13) Represents aggregate amount of beneficially owned common stock as reported in a Schedule 13G/A filed by William Blair & Company, LLC on February 4, 2015. The address of William Blair & Company, LLC is 222 W. Adams, Chicago, IL 60606.

(14) Represents aggregate amount of beneficially owned common stock as reported in a Schedule 13G filed by Heartland Advisors, Inc. and William J. Nasgovitz on February 13, 2015. The address of Heartland Advisors, Inc. is 780 North Water Street, Milwaukee, WI 53202.

(15) Represents aggregate amount of beneficially owned common stock as reported in a Schedule 13G/A filed by Becker Drapkin Management L.P., Becker Drapkin Partners (QP) L.P., Becker Drapkin Partners, L.P., BC Advisors, LLC, Steven R. Becker and Matthew A. Drapkin on February 13, 2015. The address of Becker Drapkin Management L.P. is 500 Crescent Court, Suite 230, Dallas, TX 75201. Amount includes warrants to purchase 625,000 shares of common stock.

(16) Includes options to purchase 2,513,972 shares of common stock which may be purchased under immediately exercisable options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2014 and 2013, Mr. Prouty provided consulting services to the Company and received $95,000 and $82,000, respectively, in compensation from the Company for those services. The consulting services provided were in the nature of business development services and capital markets advisory services. The Company may from time to time utilize Mr. Prouty for additional consulting services and on such occasions will provide compensation to Mr. Prouty for those services.

17

Review, approval or ratification of transactions with related persons

Each year, all of our directors and officers are asked to disclose the existence of family relationships and other related transactions in Director and Officer Questionnaires. Our Audit Committee is responsible for reviewing and approving or ratifying related-person transactions. A related person is any executive officer, director or more than 5% stockholder, or any immediate family member of the foregoing persons, or entity owned or controlled by such person. In addition, pursuant to our Code of Business Conduct and Ethics, all of our employees and directors are required to bring any conflict of interest to the attention of one of the Company’s executive officers or directors. In determining whether to approve or ratify a related party transaction, the Audit Committee will consider, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable to us than terms generally available to us from an unaffiliated third-party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. Any transaction which is deemed to be a related party transaction requires the approval, initially by a majority of the non-interested Audit Committee members and finally by a majority of the non-interested Board members. There are no other written procedures governing any review of related person transactions.

PROPOSAL 3

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Company is asking its shareholders to approve a non-binding advisory resolution on its named executive officer compensation as reported in this Proxy Statement pursuant to the Securities Exchange Act and related SEC rules and regulations. As a smaller reporting company, we are required to provide shareholders this opportunity at least every three years beginning in 2013. At our 2013 annual meeting of shareholders, the shareholders voted, on an advisory basis, in favor of annual votes with respect to named executive officer compensation, and our Board of Directors has agreed to implement annual votes with respect thereto.

Our compensation structure is established by our Compensation Committee and is designed to attract and retain motivated executives who substantially contribute to our long-term success and the creation of shareholder value, to reward executives when the Company performs financially or operationally well, to align the financial interests of our executives with the interests of our shareholders, and to be competitive within our industry without targeting or setting compensation at specific benchmark percentiles. Our Compensation Committee’s philosophy is to balance the named executive officers’ short-term compensation with long-term compensation in order to align their interests with the interests of our shareholders. Within this framework, our Compensation Committee strives to maintain executive compensation that is fair, reasonable, and competitive.

In accordance with the Securities Exchange Act, and as a matter of good corporate governance, the Company is asking shareholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of Hudson Technologies, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement, including as discussed in the section entitled “Executive Compensation”, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2015 Annual Meeting of Shareholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee values the input of our shareholders and has carefully reviewed in the past and will carefully review and consider in the future the voting results when evaluating our named executive officer compensation program.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION ON THE

COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

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PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

BDO USA, LLP has audited and reported upon our financial statements for our fiscal year ended December 31, 2014. The Audit Committee of the Board has re-appointed BDO USA, LLP as our independent registered public accountants for the fiscal year ending December 31, 2015. Although shareholder approval of the appointment of BDO USA, LLP is not required by law, the Audit Committee and the Board believe that it is advisable to give shareholders an opportunity to ratify this appointment. In view of the difficulty and expense involved in changing auditors on short notice, however, should the shareholders not ratify the selection of BDO USA, LLP, it is contemplated that the appointment of BDO USA, LLP for the fiscal year ending December 31, 2015 will be permitted to stand unless the Audit Committee finds other compelling reasons for making a change. Disapproval by the shareholders will be considered a recommendation that the Audit Committee select other auditors for the following year. Furthermore, although the appointment of BDO USA, LLP is being submitted for shareholder ratification, the Audit Committee reserves the right, even after ratification by shareholders, to change the appointment of BDO USA, LLP as our independent registered public accountants, at any time during the 2015 fiscal year, if it deems such change to be in our best interest. A representative of BDO USA, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

In addition to retaining BDO USA, LLP to audit the Company’s financial statements, we have engaged BDO USA, LLP from time to time to perform other services. The following sets forth the aggregate fees billed by BDO USA, LLP to the Company in connection with services rendered during the years ended December 31, 2014 and December 31, 2013.

Audit Fees. The aggregate fees billed by BDO USA, LLP for professional services rendered for the audits and reviews of the Company's financial statements for the years ended December 31, 2014 and 2013 totaled $277,000 and $179,000, respectively.

Audit-Related Fees. In 2014 and 2013, the aggregate fees billed by BDO USA, LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements were $20,000 and none, respectively. The fees in 2014 were related to the due diligence process with respect to the Polar acquisition.

Tax Fees. In 2014 and 2013, the aggregate fees billed by BDO USA, LLP for professional services rendered for tax advice totaled $36,000 and $42,000, respectively.

All Other Fees. In 2014 and 2013, all other fees billed by BDO USA LLP for professional services rendered other than the services described in the paragraphs caption “Audit Fees”, “Audit Related Fees” and “Tax Fees” were $5,000 and none, respectively. The fees in 2014 were related to compensation consulting services.

The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit services provided by BDO USA, LLP in 2014. Consistent with the Audit Committee's responsibility for engaging the Company’s independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee. The full Audit Committee approves proposed services and fee estimates for these services. The Audit Committee chairperson or their designee has been designated by the Audit Committee to approve any services arising during the year that were not pre-approved by the Audit Committee. Services approved by the Audit Committee chairperson are communicated to the full Audit Committee at its next regular meeting and the Audit Committee reviews services and fees for the fiscal year at each such meeting. Pursuant to these procedures, the Audit Committee approved the foregoing audit services provided by BDO USA, LLP.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

19

SHAREHOLDER PROPOSALS

Shareholders who wish to present proposals appropriate for consideration at the 2016 Annual Meeting of Shareholders, which the Company currently anticipates will be held in or about August 2016 must submit the proposal in proper form in a manner consistent with our By-Laws, and in satisfaction of the conditions established by the Securities and Exchange Commission, to the Company at its address set forth on the first page of this proxy statement not later than March 24, 2016 to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

After the March 24, 2016 deadline, a shareholder may present a proposal at the Company’s 2016 Annual Meeting if advance notice of the proposal is submitted in writing to the Company’s Chairman of the Board, c/o Corporate Secretary, at the address set forth above no earlier than April 28, 2016 and no later than May 27, 2016. In the event that the Annual Meeting of Shareholders to be held in 2016 is held either before July 27, 2016 or after October 25, 2016, then the notice must be received by the Company’s Secretary no later than 90 days prior to the date of such meeting or, within 10 days following the first public pronouncement of the date of such annual meeting if such public announcement is made less than 100 days prior to the date of such meeting. If timely submitted, the shareholder may present the proposal at the next Annual Meeting, but the Company is not obligated to include the proposal in its proxy statement.

In addition, to be timely, a shareholder’s notice must be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice will be true and correct as of the record date for the 2016 Annual Meeting and as of the date that is 10 business days prior to such meeting or any adjournment or postponement thereof, and such update and supplement must be delivered to, or mailed and received by, the Chairman of the Board of Directors at the principal executive offices of the Company not later than 5 business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than 8 business days prior to the date for the meeting, or if the meeting is adjourned or postponed, on the first practicable date after any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).

OTHER INFORMATION

In addition to the use of the mails, proxies may be solicited by the directors, officers, and employees of the Company without additional compensation in person, or by telephone, facsimile, email, or otherwise. Arrangements may also be made with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of Hudson common stock, and we will reimburse these brokers, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred. The cost of solicitation will be borne entirely by Hudson.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2014 IS BEING FURNISHED HEREWITH AS PART OF THE ANNUAL REPORT TO SHAREHOLDERS TO EACH SHAREHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON THE RECORD DATE.

COPIES OF EXHIBITS TO SUCH ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED FOR A NOMINAL CHARGE TO SHAREHOLDERS WHO MAKE A WRITTEN REQUEST TO THE COMPANY AT THE FOLLOWING ADDRESS:

HUDSON TECHNOLOGIES, INC.

P.O. Box 1541, One Blue Hill Plaza

Pearl River, New York 10965

ATTENTION: Stephen P. Mandracchia, Secretary

20

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON August 26, 2015

The Company’s proxy statement and Annual Report to Shareholders are available online at http://hudsontech.investorroom.com.

The Company’s Annual Meeting of Shareholders will be held on Wednesday, August 26, 2015 at 10:00 A.M., local time at the Pearl River Hilton, 500 Veterans Memorial Highway, Pearl River, New York 10965. You may obtain directions to the Pearl River Hilton by contacting the Pearl River Hilton at (845) 735-9000, or by accessing their website at http://www1.hilton.com/en_US/hi/hotel/PRLBHHF-Hilton-Pearl-River-New-York/directions.do.

The Board is not aware of any other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy included herewith to vote such proxy in accordance with their judgment.

By order of the Board of Directors

Kevin J. Zugibe, P.E.
Chairman of the Board
July , 2015

21

Exhibit A

Proposed Amendment to Certificate of Incorporation

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

HUDSON TECHNOLOGIES, INC.

Under Section 805 of the Business Corporation Law

The undersigned, being the Chairman and Chief Executive Officer of HUDSON TECHNOLOGIES, INC., hereby certify:

1.          The name of the corporation is HUDSON TECHNOLOGIES, INC. It was formed under the name REFRIGERANT RECLAMATION INDUSTRIES, INC.

2.          The Certificate of Incorporation was filed by the Department of State on January 11, 1991.

3.          The Certificate of Incorporation is amended as authorized by Section 801 of the Business Corporation Law to increase the aggregate number of shares which the corporation shall have authority to issue from 55,000,000, $.01 par value, to 105,000,000, $.01 par value, and to designate all of the additional shares as Common Stock. The amendment effected by this certificate of amendment is as follows: the first paragraph of Article 5 of the Certificate of Incorporation, which refers to the authorized shares of the corporation, is hereby amended to read as follows:

"(5). The total number of shares of capital stock which the Company shall have authority to issue is One Hundred Five Million (105,000,000) shares, of which One Hundred Million (100,000,000) shares shall be Common Stock, par value $.01 per share, and Five Million (5,000,000) shares shall be Preferred Stock, par value $.01 per share."

4.          The amendments of the Certificate of Incorporation was authorized by the vote of the members of the Board of Directors taken at a duly authorized meeting of the Board of Directors, followed by the vote of the holders of a majority of the outstanding shares entitled to vote thereon at a meeting of the shareholders.

IN WITNESS WHEREOF, I have hereunto executed this Certificate of Amendment this ____day of August, 2015.

HUDSON TECHNOLOGIES, INC.

By:

Kevin J. Zugibe,

Chairman of the Board and

Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

HUDSON TECHNOLOGIES, INC.

Under Section 805 of the Business Corporation Law

HUDSON TECHNOLOGIES, INC.

PO Box 1541, One Blue Hill Plaza

Pearl River, New York 10965

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON AUGUST 26, 2015

The Company’s proxy statement, and Annual Report to Shareholders, including the Annual Report on Form 10-K for the year ended December 31, 2014, are available on line at http://hudsontech.investorroom.com.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 26, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints KEVIN J. ZUGIBE and STEPHEN P. MANDRACCHIA, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Shareholders of Hudson Technologies, Inc. (the "Company") on Wednesday, August 26, 2015, at 10:00 AM, at the Pearl River Hilton, 500 Veterans Memorial Highway, Pearl River, New York 10965 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.     To elect a class of three directors to the Board of Directors:

 NOMINEES:

01) Vincent P. Abbatecola	☐	FOR all nominees listed to the left
02) Brian F. Coleman 03) Otto C. Morch		(except as marked to the contrary below).

	☐	WITHHOLD AUTHORITY
to vote for all nominees listed to the left.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

2.     Approval of the Amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

 3. To approve, by non-binding advisory vote, the resolution approving named executive officer compensation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.    To ratify the appointment of BDO USA, LLP as independent registered public accountants for the fiscal year ending December 31, 2015.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(Continued and to be signed on reverse side)

5.       In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES AND “FOR” THE OTHER PROPOSALS LISTED ABOVE.

DATED: ________________________________, 2015
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature

Signature if held jointly

Please mark, sign, date and return this proxy card promptly using the enclosed envelope.